ADDENDUM TO EMPLOYMENT AGREEMENT

Addendum to the employment agreement executed December 11, 2006 (the "Agreement") between National Investment Managers Inc. ("Company") and Leonard A. Neuhaus ("Executive").

The parties wish to insert the following provision as **Section 6.5** of the Agreement:

"**6.5. Change of Control.**

(a) Definitions

(i) An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

(1) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

(2) a merger or consolidation in which the Company is a party;

(3) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

(4) a liquidation or dissolution of the Company.

(ii) A "Change of Control" shall mean: (1) an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be, provided, however, that an equity or convertible securities financing by the Company shall be deemed an Ownership Change Event or Transfer of Control for the purpose of any accelerated vesting of Shares. For purposes of the preceding sentence, indirect beneficial ownership shall

include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(iii) (b) Effect of Change of Control on Shares. In the event of an eligible Change of Control, any unissued Shares shall be vested immediately and issued. The vesting of the Shares permissible solely by reason of this Section 6.5(b) shall be conditioned upon the consummation of the Change of Control."

All other terms of the Agreement remain unchanged and in full force and effect.

By signing below, the parties indicate their respective acceptance of this Addendum.

[signature]

LEONARD A. NEUHAUS

NATIONAL INVESTMENT MANAGERS INC.

By: [signature]
Name: RICHARD BERMAN
Title: CHAIRMAN